Exhibit 3.15

CERTIFICATE OF INCORPORATION

OF

BATON ROUGE REHAB, INC.

* * * * *

1. The name of the corporation is BATON ROUGE REHAB, INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of common stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
D. A. Hampton	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

J. A. Grodzicki	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

S. J. Queppet	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

8. A Director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 3rd day of November, 1987.

/s/ [D. A. Hampton]
D. A. Hampton

/s/ [U. A. Grodzicki]
U. A. Grodzicki

/s/ [S. J. Queppet]
S. J. Queppet

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

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Baton Rouge Rehab, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Baton Rouge Rehab, Inc. be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

“4. The total number of shares of common stock which the corporation shall have authority to issue is One Thousand Nine Hundred and Sixty (1,960) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Nine Hundred and Sixty Dollars ($1,960.00).

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Baton Rouge Rehab, Inc. has caused this certificate to be signed by Robert A. Ortenzio, its President, and attested by F. Lisa Murtha, its Assistant Secretary, this 26th day of October, 1989.

Baton Rouge Rehab, Inc.

By:	/s/ [unreadable]

ATTEST:

By:	/s/ [unreadable]